                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     THIS  SETTLEMENT  AGREEMENT  AND RELEASE,  made this ninth day of February,
2001,  is  by  and  between  Joeckel  Enterprises,  Ltd.  ("Joeckel")  and  5280
Properties,   Limited  Liability  Company,  Colony  Square  Properties,  Limited
Liability   Company,   The  Silverthorne   Group,   Inc.,  and  James  C.  Jones
(collectively, the "Entities").

     WHEREAS, Joeckel is a Member in Colony Square Properties, LLC; and,

     WHEREAS,  various  conflicts have arisen  between  Joeckel and the Entities that  threaten to disrupt the orderly  conduct of the business of Colony  Square
Properties, LLC, which may injure all of the Members; and,

     WHEREAS,  the parties to the Agreement  have agreed that it would be in the best  interest  of Colony  Square  Properties,  LLC for Joeckel to withdraw as a
Member,  and  Joeckel  is  willing  to  withdraw  upon the terms and  conditions contained in the Agreement; and,

     WHEREAS,  Joeckel and the  Entities  have agreed that the  distribution  to which Joeckel is entitled upon its withdrawal  under the Operating  Agreement of
Colony Square Properties, LLC must be made in-kind with property owned by Colony
Square  Properties,  LLC due to the  lack of cash  available  to  Colony  Square
Properties, LLC; and,

     WHEREAS,   Joeckel  and  the  Entities  have  agreed  that  the  amount  of distribution to which Joeckel is entitled is $250,000; and,

     WHEREAS, Joeckel and the Entities have agreed that the in-kind distribution will be made  with Lot 3,  with  $250,000  of the  value of Lot 3  treated  as a distribution  and the  remainder of the fair market value of Lot 3 being paid by
Joeckel to Colony Square Properties, LLC in cash; and,

     WHEREAS,  Joeckel and Entities  agree that Lot 3 has a fair market value of
$550,000  based upon  previous and  comparable  sales and that,  therefore,  the amount payable by Joeckel to purchase the undistributed  portion of Lot 3 at its fair market value from Colony Square Properties, LLC is $300,000;

     NOW THEREFORE,  in  consideration  of the  performance and exchanges as set forth herein, the parties agree as follows:

     1.  Contemporaneous  with the  delivery  of an  executed  original  of this
Settlement  Agreement and Release (the "Agreement") by Joeckel and the Entities,
Joeckel shall pay FirsTier Bank, through cashier's check or certified funds, the sum of $300,000  (Three  Hundred  Thousand  Dollars and No Cents),  delivered to
Douglas W. Brown,  Esq.,  Brown,  Berardini & Dunning,  P.C.,  3773 Cherry Creek
North  Drive,  Suite 1020,  Denver,  Colorado  80209 or to such other  person or entity as FirsTier Bank may designate.  Additionally,  Joeckel shall execute all documents  necessary to withdraw from  membership  in Colony Square  Properties,
Limited Liability Company.

     2.  Simultaneous with the tender of funds referenced in paragraph 1, above, the Entities  shall execute all documents  necessary to transfer to Joeckel,  or any other entity designated by Joeckel,  by special warranty deed, all of Colony
Square  Properties,  LLC's right,  title and interests in that certain parcel of real property more fully described as:

            LOT 3
            COLONY SQUARE, 1ST AMENDEMENT,
            RECORDED SEPTEMBER 25, 1998 IN FILE 17, MAP 932, RECEPTION NO.
            448086
            COLONY SQUARE, 2ND AMENDMENT,
            RECORDED JANUARY 21, 2000 AT RECEPTION NO 634163,
            COUNTY OF ADAMS,
            STATE OF COLORADO

subject to the  identified  items listed on Schedule  B-2 of that certain  title commitment  number  1311987,  specifically,  and limited to, items 8 through 19, inclusive,  of said  Schedule,  the relevant  portion of which is attached as an exhibit hereto and incorporated  herein.  Joeckel  acknowledges that the subject property is conveyed to Joeckel  subject to outstanding  real property taxes for the calendar  year 2000 and Joeckel  assumes  responsibility  for the payment of those taxes.

     3.  The  parties  to  this  Agreement   expressly   acknowledge   that  the
performances  contemplated  and set forth in paragraphs 1 and 2, are  undertaken and  performed in  satisfaction  of all claims that Joeckel may have against the
Entities, and that the Entities may have against Joeckel.

     4. For good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Joeckel, on his own behalf and on behalf of his agents, heirs,  successors,  and  assigns,  and all  persons  claiming  under or through
Joeckel,  does hereby fully and forever  release and discharge 5280  Properties,
Limited Liability Company, Colony Square Properties,  Limited Liability Company,
The  Silverthorne  Group,  Inc. and James C. Jones,  and all of their employees,
officers,    directors,    shareholders,    manager,    insurers,    successors,
representative, assigns, agents and attorneys, past and present, or any of them, of and from any and all claims, demands, actions or causes of action, whether at law or equity, including, without limitation,  claims for recovery of attorney's fees,  expert witness fees or costs,  which may now have, or claim at any future time to have,  without regard to present actual knowledge of any act or omission which  Joeckel  may now  have or may  arise in the  future  in  connection  with
Joeckel's membership in any of the Entities,  except for and expressly reserving the rights and obligations created by this Agreement.

     5. For good and  valuable  consideration,  the receipt and  sufficiency  of which are hereby  acknowledged,  5280  Properties,  Limited  Liability  Company,
Colony Square  Properties,  Limited Liability Company,  The Silverthorne  Group,
Inc.,  and James C.  Jones,  on their own behalf and on behalf of their  agents, heirs,  successors  and assigns,  and all persons  claiming under or through the
Entities,  do hereby fully and forever release and discharge Joeckel, and all of
his  employees,   officers,   directors,   shareholders,   managers,   insurers,
successors,  representative,  assignees, agents and attorneys, past and present, or any of them,  of and from any and all claims,  demands,  actions or causes of action,  whether at law or equity,  including,  without  limitation,  claims for recovery of  attorney's  fees,  expert  witness fees or costs,  which it may now have,  or claim at any future  time to have,  without  regard to present  actual knowledge of any act or omission which the Entities may now have or may arise in the future in  connection  with  Joeckel's  membership  in any of the  Entities, except for and expressly  reserving the rights and  obligations  created by this
Agreement.

     6. Nothing  contained in this Agreement shall be construed in any manner to release any claim, demand, action or cause of action that any of the parties may have against any person or entity, other than the parties to this Agreement, who is now,  or may have been a member  of any of the  Entities  identified  in this
Agreement.  Specifically,  none of the  parties,  by executing  this  Agreement, releases or discharges any claims any of them may have against Gerald E. Kessel.

     7. The parties to this  Agreement  each warrant and represent to the other, that each is the sole and lawful  owner and holder of all title to and  interest in each and every claim, demand,  action or cause of action released pursuant to paragraphs 4 and 5 above and that none of the parties has heretofore assigned or transferred, or purported to assign or to transfer to any person or entity not a party to this Agreement,  any of the claims released herein. Any party in breach of this paragraph  shall  indemnify,  defend and hold harmless the other parties for any and all claims, demands,  losses, costs (including,  without limitation, for  all  attorney's  fees,  costs  and  expenses  thereby  incurred),  expenses obligations, liabilities, damages, recoveries and deficiencies arising out of or relating to any assignment or transfer, or any purported or attempted assignment or transfer, contrary to the terms of this paragraph.

     8. 5280 Properties, Limited Liability Company and Colony Square Properties,
Limited  Liability Company agree to indemnify and save Joeckel harmless from any liability  imposed by a court of  competent  jurisdiction  or an  arbitrator  in determining any claims that may arise against Colony Square Properties,  Limited
Liability Company or 5280 Properties,  Limited Liability  Company,  that accrued during the time of Joeckel's  membership  in Colony Square  Properties,  Limited
Liability  Company.  Joeckel  acknowledges that full disclosure of the assets of the Entities has been disclosed and agrees that nothing in this Agreement  shall prevent the  operation,  in favor of the Entities,  of 11  U.S.C.ss.523  and its subparts or 11 U.S.C.ss.727 and its subparts.

     9. It is understood  and agreed by the parties to this  Agreement that this settlement is not construed as an admission of wrongful  conduct or liability on the part of any person or entity released,  liability and wrongful conduct being expressly  denied,  and that the parties are  settling  solely to avoid cost and uncertainty.

     10.  The  parties  acknowledge  that  they have had a full  opportunity  to consult with counsel of their choosing in determining whether to enter into, and whether to agree to the terms and conditions contained in this Agreement.

     11. No waiver or  indulgence  of any  breach or series of  breaches  of any terms or  conditions  of this  Agreement  shall be deemed or  construed  to be a waiver of any other  breach of the same or any other  provision  heron or affect the  enforceability  of the remainder of this Agreement,  and no waiver shall be valid unless executed in writing by the party providing the waiver.

     12.  In the event  that a court of  competent  jurisdiction  enters a final judgment  holding  invalid  any  material  provision  of this  Agreement  in the adjudication  of a claim  arising from the future  conduct of any of the parties hereto, the remainder of this Agreement shall be fully enforceable to the extent and so long as such court determines that such  enforcement  would result in the parties to this  Agreement  equitably  obtaining  the  essential  benefit of the bargain memorialized by this Agreement.

     13. 5280 Properties,  LLC and Colony Square Properties, LLC warrant that in the event they  determine  that it is  necessary  to file a  voluntary  petition seeking  protection  from  their  creditors  pursuant  to Title 11 of the United
States  Code,  such filing  shall not be made until one hundred  eighty on (181)
days following the closing of this transaction.

     14. In the event that any dispute arises in connection with the performance of any of the promises of performance contained in this Agreement,  jurisdiction and venue for  resolution  of such disputes  shall be the District  Court of the
City and County of Denver,  Colorado.  The prevailing party shall be entitled to his/its reasonable costs and attorney's fees.

     15. This  Agreement  shall not be amended except in a writing signed by the authorized representatives of all of the parties.

     16. The  Agreement  constitutes  the parties'  entire  agreement,  and is a complete  merger  of all  antecedent  offers,  counteroffers,  negotiations  and agreements.

     17. This Agreement shall be governed by the laws of the state of Colorado.

     18. This Agreement may be executed in counterparts,  each of which shall be an original and all of which shall  constitute but one and the same  instrument.
This  Agreement  shall be  binging  upon the  parties  when they have  exchanged facsimile  copies executed by all parties.  The parties shall exchange  manually executed copies of this Agreement as soon as reasonably practicable.

     19. The parties hereto shall bear their own respective costs,  expenses and attorneys' fees incurred in connection with the negotiation and drafting of this
Agreement.

                                                Joeckel Enterprises, Ltd.

Dated:    2/9/01                           By: /s/ Paul M. Joeckel
                                                   Paul M. Joeckel

STATE OF COLORADO                   )
                                    ) ss.
CITY AND COUNTY OF DENVER           )

      SUBSCRIBED to before me this 9th  day of February, 2001 by Paul M
Joeckel, Partner of Joeckel Enterprises, Ltd..

      WITNESS my hand and official seal.

                                                /s/Miriam E. Ellsworth
                                                Notary Public

      My commission expires:  3/17/2002

(SEAL)